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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

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The following are wholly-owned subsidiaries of the Company at December 31, 1995:


                                                                                                          YEAR OF
INDUSTRY SEGMENT                       SUBSIDIARY                                    INCORPORATION     ORGANIZATION
------------------------------------------------------------------------------------------------------------------------
CONTINUING OPERATIONS:
      Educational Products             Gamco Industries, Inc.                        Texas                   1968
                                       (part of Siboney Learning Group
                                       Division)
      Natural Resources                Axel Heiberg Oil Company                      Delaware                1968
      Natural Resources                Siboney Resources - Texas, Inc.               Texas                   1968
      Natural Resources                Siboney Coal Company, Inc.                    Kentucky                1978

DISCONTINUED OPERATIONS:
      Audiovisual Equipment            Siboney Communications, Inc.                  Texas                   1950

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